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                                                                  EXHIBIT 10.10



SECOND ADDENDUM TO EMPLOYMENT AND NONCOMPETE AGREEMENT
DAVID H. WEDAMAN

THIS AGREEMENT, dated this 1st day of January, 1999 is entered into between David H. Wedaman, a resident of the State of Tennessee ("Executive"); Mark VII Transportation Company, Inc., a Delaware corporation ("Employer"), a wholly owned subsidiary of Mark VII, Inc., a Delaware corporation ("Mark VII").

RECITALS

A. Executive, Employer and Mark VII previously entered into an "Employment and Noncompete Agreement" on April 10, 1997 effective January 1, 1997 ("Agreement") which was subsequently amended by an Addendum dated May 15, 1997 to assign management of an additional operating division, Mark VII Consumer Delivery Network ("CDN") to the management of Executive.

B. Changes expressed in this Second Addendum are to enhance the compensation package of Executive for calendar year 1999. The parties hereby undertake and agree to modify the April 10, 1997 agreement and the May 15, 1997 Addendum to the extent expressly stated herein. In all other respects, said Agreement and Addendum shall remain as originally drafted and executed.

AGREEMENT

In consideration of the mutual promises, covenants and agreements herein contained and in the underlying Agreement and Addendum, the parties do hereby further agree as follows:

I. Base Salary. Effective January 4, 1999 the base salary of the Executive shall increase from $240,000 to $260,000.

II. Stock Options. Stock options and stock appreciation rights related to the common stock of Mark VII previously granted to the Executive shall continue in full force and effect in accordance with their respective terms and conditions. By separate Agreement, Employer shall provided Executive with an additional non-qualified option to purchase 20,000 shares of the common stock of Mark VII, Inc. exercisable at the closing market price on January 6, 1999. The option shall vest in 5 equal annual installments of 4,000 shares each commencing December 29, 1999. Each installment of the option shall be exercisable one year subsequent to vesting and the entire option shall lapse on January 6, 2009, 10 years subsequent to the effective date of grant.

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III. Bonus Program For 1999. It is agreed that the 1998 base pre-tax profit is
$16,146,209.

     110% of Base or $17,760,829 - Bonus earned is equal to 50% of base salary.

     115% of Base or $18,568,140 - Bonus earned is equal to 75% of base salary.

     100% of Plan for 1999 or $19,000,000 - Bonus earned is equal to 100% of base salary.

IN WITNESS WHEREOF, the parties hereto have executed this Second Addendum on the date and year first above written.


                                      MARK VII, INC.




                                      By:/s/ R. C. Matney
                                      ----------------------------------------
                                      R. C. Matney


                                      MARK VII TRANSPORTATION CO., INC.



                                      By: /s/ R. C. Matney
                                      -----------------------------------------
                                      R. C. Matney



                                      EXECUTIVE



                                      By:  /s/ David H. Wedaman
                                      -----------------------------------------
                                      David H. Wedaman, in his individual
                                      capacity